EXHIBIT 23.4


               Statement in lieu of consent of Arthur Andersen LLP


         The Registration Statement on Form S-3 of which this prospectus is a part incorporates by reference the audited financial statements of Eldorado Stone LLC and Subsidiaries for the year ended December 31, 2001, together with the report of Arthur Andersen LLP, independent public accountants. We have not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of Arthur Andersen LLP's report in this Registration Statement; therefore, we have dispensed with the requirement to file Arthur Andersen LLP's consent in reliance on Rule 437a under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of its report in the Registration Statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP that are incorporated by reference into the Registration Statement or any omissions to state a material fact required to be stated therein.